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                                                                    Exhibit 1(b)

                            NUVEEN INVESTMENT TRUST

                   ESTABLISHMENT AND DESIGNATION OF SERIES OF

                         SHARES OF BENEFICIAL INTEREST



          WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated May 6, 1996 (the "Declaration"), of Nuveen Investment Trust, a Massachusetts business trust (the "Trust"), the Trustees of the Trust, on June 20, 1996 and July 23, 1997 established and designated certain series of Shares (as defined in the Declaration) of the Trust by the execution of instruments establishing and designating such series and setting forth the special and relative rights of such series;

          WHEREAS, the Trustees of the Trust now desire to establish an additional series of Shares;

          NOW, THEREFORE, the Trustees of the Trust, this 17/th/ day of March 1998, hereby establish and designate the following series of Shares (the "Fund") to have the special and relative rights described below:

          1. The following Fund is established and designated:

                       Nuveen Select European Value Fund

          2. The Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of each Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of such Fund, all as provided in Article IV, Sections 2 and 5 of the Declaration. The proceeds of the sale of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.

          3. Shareholders of each Fund shall vote either separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in Rule 18f-2, as from time to time in
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effect, under the Investment Company Act of 1940, as amended, or any successor rules, and by the Declaration.

        4. The assets and liabilities of the Trust shall be allocated among each Fund and any other series of Shares that may be established from time to time as set forth in Article IV, Section 5 of the Declaration.

        5. The designation of each Fund hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

        6. Subject to the applicable provisions of the 1940 Act and the provisions of Article IV, Sections 2 and 5 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of each Fund designated hereby without any action or consent of the Shareholders.


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        IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 17/th/ day of March, 1998.




        /s/Anthony T. Dean              /s/Timothy R. Schwertfeger
----------------------------------  -----------------------------------
   Anthony T. Dean, as Trustee      Timothy R. Schwertfeger, as Trustee
      333 West Wacker Drive                333 West Wacker Drive
     Chicago, Illinois 60606             Chicago, Illinois  60606



        /s/James E. Bacon                  /s/William L. Kissick
----------------------------------  -----------------------------------
    James E. Bacon, as Trustee        William L. Kissick, as Trustee
      333 West Wacker Drive                333 West Wacker Drive
     Chicago, Illinois 60606             Chicago, Illinois  60606



     /s/Thomas E. Leafstrand                 /s/Robert H. Lyon
----------------------------------  -----------------------------------
 Thomas E. Leafstrand, as Trustee       Robert H. Lyon, as Trustee
      333 West Wacker Drive                333 West Wacker Drive
     Chicago, Illinois 60606             Chicago, Illinois  60606



     /s/Sheila W. Wellington
----------------------------------
 Sheila W. Wellington, as Trustee
     333 West Wacker Drive
    Chicago, Illinois 60606


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STATE OF ILLINOIS )
                  ) SS.
COUNTY OF COOK    )

        Then personally appeared the above-named persons who are known to me to be Trustees of the Trust whose names and signatures are affixed to the foregoing Designation of Series and who acknowledged the same to be their free act and deed, before me this 17/th/ day of March, 1998.


                                        /s/Karen L. Healy
                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires: December 30, 1999


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